                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 19, 2004
                                                        ------------------

                               Jarden Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

        Delaware                      0-21052                    35-1828377
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

555 Theodore Fremd Avenue, Rye, New York                            10580
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (914) 967-9400
                                                           --------------

       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

AGREEMENT TO ACQUIRE AMERICAN HOUSEHOLD, INC.

     On September 19, 2004, Jarden Corporation (the "Company") executed a
Securities Purchase Agreement (the "Securities Purchase Agreement") to acquire
(the "AHI Acquisition") all of the capital stock of American Household, Inc.
("AHI") upon the terms and subject to the conditions contained in the Securities
Purchase Agreement. The aggregate purchase price for 100% of AHI's common stock is approximately $745,600,000, subject to certain adjustments as set forth in the Securities Purchase Agreement. The Company will also repay or assume the outstanding indebtedness of AHI.

     The Company has initially entered into the Securities Purchase Agreement with AHI and Morgan Stanley Senior Funding, Inc., Wachovia Bank National
Association, Banc of America Strategic Solutions, Inc., Jerry W. Levin, 1st
Trust & Co. FBO, Jerry W. Levin, Rollover, 1st Trust & Co. FBO, Jerry W. Levin,
IRA SEP and Abby L. Levin Trust, which sellers constitute the holders of a majority of the outstanding common stock of AHI. There is no material relationship, other than in respect of the AHI Acquisition, between AHI and these sellers, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand.

     The closing of the AHI Acquisition is conditioned upon, among other things, the Sellers delivering to the Company, in exchange for the acquisition consideration therefor, securities representing at least 90% of the outstanding shares of common stock of AHI, which condition may be waived by the Company.
Following the closing of the AHI Acquisition, if less than all of AHI's equity securities are acquired at the closing, the Company will cause AHI to be merged with or into the Company or a wholly-owned subsidiary of the Company. Subject to applicable appraisal rights, any stockholders of AHI who had not previously sold their shares of common stock at the closing will have their shares of AHI common stock cancelled in the merger and will receive the consideration that they would have been entitled to receive had they sold their shares of common stock at the closing of the acquisition. Between the signing of the Securities Purchase
Agreement and the closing of the AHI Acquisition, any AHI stockholder who is not already a party to the Securities Purchase Agreement will be allowed to become a party thereto and to sell its shares of AHI common stock at the closing by executing a separate joinder agreement that will add them as a party to the
Securities Purchase Agreement. Between the closing of the AHI Acquisition and the merger, stockholders who did not sell their shares of AHI common stock at the closing will continue to be given the opportunity to sign a joinder agreement and sell their shares to the Company for the acquisition consideration to which they would have been entitled at the closing.

     The Company will pay for the AHI Acquisition consideration with (i) the cash proceeds received upon the closing of the Equity Investment Financing (as defined below) (see description under the heading "Equity Investment Financing"
of this Item 1.01) and (ii) funds borrowed

                                        2

upon the closing of the Debt Financing (as defined below) (see description under the heading "Debt Financing" of this Item 1.01).

     The Company intends to close the acquisition during the first quarter of
2005, subject to Hart-Scott-Rodino clearance and other customary conditions set forth in the Securities Purchase Agreement. AHI is a leading global consumer products company that designs, manufactures, and markets, a diverse portfolio of durable consumer products. Through its subsidiaries, AHI produces a diverse array of products including coffeemakers, irons, blenders, toasters, smoke alarms, scales, tents, coolers, sleeping bags and lanterns under the well-known brand names BRK(R), Campingaz(R), Coleman(R), First Alert(R), Health o meter(R),
Mr. Coffee(R), Oster(R), and Sunbeam(R).

     In connection with the AHI Acquisition, the Company has engaged each of
Citigroup Global Markets Inc. and CIBC World Markets Corp. to act as its
financial advisor and to provide such financial advisory and investment banking services for the Company as are customary in transactions of this type. As part of its engagement, Citigroup Global Markets, if requested by the Company, will render a written opinion as to the fairness, from a financial point of view, to the Company of the consideration to be paid in the AHI Acquisition.

     No assurances can be given that the AHI Acquisition will be consummated or, if such acquisition is consummated, as to the final terms of such acquisition. A copy of the Securities Purchase Agreement is attached to this report as Exhibit
10.1 and is incorporated herein by reference as though fully set forth herein.
The foregoing summary description of the Securities Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase
Agreement.

EQUITY INVESTMENT FINANCING

     In addition, on September 19, 2004, Jarden entered into a Purchase
Agreement (the "Equity Purchase Agreement") with Warburg Pincus Private Equity
VIII, L.P. ("Warburg Pincus"), pursuant to which the Company has agreed to sell, and Warburg Pincus has agreed to purchase, for a total purchase price of
$350,000,000 (the "Cash Proceeds"):

     o    128,571 shares of a new class of preferred stock, Series B Convertible
          Participating Preferred Stock, par value $.01 per share (the "Series B
          Preferred Stock" or "Series B Preferred Shares"), at a price of
          $1,000.00 per share;

     o    200,000 shares of a new class of preferred stock, Series C Mandatory
          Convertible Participating Preferred Stock, par value $.01 per share
          (the "Series C Preferred Stock" or "Series C Preferred Shares" and,
          together with the Series B Preferred Stock, the "Preferred Stock" or
          "Preferred Shares"), at a price of $1,000.00 per share; and

     o    714,286 shares of Jarden's common stock, par value $.01 per share (the
          "Common Stock" or "Common Shares" and, together with the Preferred
          Stock, the "Securities"), at a price of $30.00 per share.

The purchase and sale of the Securities for the Cash Proceeds pursuant to the terms of the Equity Purchase Agreement and the Escrow Agreement (as defined below) is referred to herein as the "Equity Investment Financing".

     The closing in escrow of the Equity Investment Financing (the "Funding
Date") is expected to occur by the later of (i) October 8, 2004 and (ii) receipt of certain bank consents required under the Company's Second Amended and
Restated Credit Agreement, dated as of June 11, 2004, among the Company,
Canadian Imperial Bank of Commerce, as administrative agent, Citicorp North
America, Inc., as syndication agent, National City Bank of Indiana and Bank of
America, N.A., as co-documentation agents and the lenders party thereto (the
"Existing Credit Agreement") relating to the Equity Investment Financing. On the
Funding Date, the Company and Warburg Pincus will enter into an escrow agreement
(the "Escrow Agreement") pursuant to which both the Securities and the Cash
Proceeds are deposited into an escrow fund. At such time as the Cash Proceeds are needed in connection with the AHI Acquisition, and in accordance with the terms of the Escrow Agreement, the Cash Proceeds will be released from escrow for use in consummating the AHI Acquisition and the Securities will be issued and released from escrow and delivered to Warburg Pincus. The Equity Purchase
Agreement may be terminated (i) if the escrow deposit has been released to
Warburg Pincus in connection with the termination of the AHI Acquisition in accordance with the terms of the Escrow Agreement or (ii) by mutual agreement of the parties.

     The Equity Purchase Agreement also provides for:

     o    a standstill agreement pursuant to which Warburg Pincus and its affiliates will, for a period of five years after the Funding Date
          (subject to certain exceptions), neither acquire beneficial ownership of more than 35% of the Company's voting stock or Common Stock
          (assuming conversion into Common Stock of the Preferred Stock) nor engage or participate in any specified change of control transactions with respect to the Company, including any merger or other business combination, acquisition of assets or other similar transactions, subject to permitted exceptions;

     o    the Company to use its commercially reasonable best efforts to (i)
          file a registration statement (the "Registration Statement") with respect to the shares of Common Stock acquired by Warburg Pincus under the Equity Purchase Agreement and all shares of Common Stock issuable upon conversion of the Preferred Shares by the 60th day following the
          AHI Acquisition (but in no event later than the 90th day following such acquisition) and (ii) have the Registration Statement declared and kept effective in accordance with the terms of the Equity Purchase
          Agreement;

     o    certain preemptive rights allowing Warburg Pincus to maintain its proportionate ownership interest in the Company if the Company makes a new public or private offering of Common Stock (or securities convertible or exchangeable into Common Stock);

     o    liquidity rights pursuant to which, after the fifth anniversary of the funding of the Escrow Agreement, holders of at least 75% of the then outstanding shares of Series B Preferred Stock and shares of Series C
          Preferred Stock, considered as a single class, will have the right to submit a request in writing that the Company initiate a
          recapitalization in which each share of Series B Preferred Stock and
          Series C Preferred Stock outstanding as of the date of consummation of such transaction will be reclassified and repaid in an amount equal to or in excess of each such series of preferred stock's liquidation preference then in effect; the Company will complete a
          recapitalization or alternatively, the Company may, at its sole election, remarket the Preferred Stock for a purchase price not less than an amount equal to or in excess of each such series of preferred stock's liquidation preference then in effect; and

     o    the Company to cause, for so long as Warburg Pincus owns at least one-third of the shares of Series B Preferred Stock initially purchased (on an as converted basis), one person nominated by Warburg
          Pincus to be elected or appointed to the Company's Board of Directors as promptly as practicable following the Funding Date (the "Board
          Representative") and who, when serving on the Board of Directors, will be entitled to serve on all major committees and subcommittees of the
          Board, except to the extent prohibited by applicable law or stock exchange regulation; the Company and Warburg Pincus have agreed that
          Charles R. Kaye, the Co-President of Warburg Pincus, will be the initial Board Representative.

     If the Equity Investment Financing is consummated, the Company will file
(i) a Certificate of Designations, Preferences and Rights of Series B
Convertible Participating Preferred Stock of Jarden Corporation (the "Series B
Certificate of Designations") and (ii) a Certificate of Designations,
Preferences and Rights of Series C Mandatory Convertible Participating Preferred
Stock of Jarden Corporation (the "Series C Certificate of Designations"). There
can be no assurance that the Equity Investment Financing will be consummated by the parties or, if it is, that the final terms, including the terms of the
Series B Preferred Stock and Series C Preferred Stock, will not differ from those currently agreed to in the Equity Purchase Agreement.

     The shares of Series B Preferred Stock expected to be issued to Warburg
Pincus pursuant to the Equity Purchase Agreement will be voting securities that will be convertible into Common Stock at the option of the holder. The initial liquidation preference for the shares (the "Base Liquidation Value") of Series B
Preferred Stock will be $1,000.00 per share, which amount will accrete at 3.50%
per annum, compounded annually, from the Funding Date through but not including the fifth anniversary thereof, plus any accrued but unpaid dividends thereon;
provided,

however, that for purposes of determining the Base Liquidation Value of any shares of Series B Preferred Stock issued after the date on which shares of
Series B Preferred Stock were first issued (as a result of the mandatory conversion of the Series C Preferred Stock), such accretion will commence from the date of issuance of such shares. In the event of a Change in Control (as defined in the Series B Certificate of Designations) prior to the fifth anniversary of the Funding Date providing for the payment of an amount per share of Common Stock below the applicable Change in Control Threshold Price (as defined in the Series B Certificate of Designations), the liquidation preference will automatically increase to the amount to which it would have accreted up until the date of such Change of Control had the accretion rate been 10% per annum during such period, plus any declared but unpaid dividends. From and after the fifth anniversary of the Funding Date, the liquidation value will be the
Base Liquidation Value plus $462.31 per share. Otherwise, the liquidation preference will be the Base Liquidation Value. The liquidation preference is generally subject to adjustment in the event the Company undertakes a business combination or other extraordinary transaction, or the Company is liquidated or dissolved.

     Holders of the outstanding shares of Series B Preferred Stock ("Series B
Holders") will have the right to participate equally and ratably with the holders of shares of Common Stock and holders of shares of Series C Preferred
Stock in all dividends and distributions paid on the Common Stock. Additionally, beginning with the three-month period ending three months after the five year anniversary of the Funding Date, the Series B Holders will be entitled to receive quarterly dividends equal to 4.0% of the Base Liquidation Value then in effect. If the Company fails to pay this dividend in a given period, the dividend rate will be increased to 10.0% of the Base Liquidation Value in subsequent quarterly periods until the quarterly period following the date on which all such prior dividends have been paid in full.

     Upon a Change in Control, Series B Holders may, at their election: (a)
convert the Series B Preferred Stock into Common Stock and receive the Change in
Control Consideration upon conversion; (b) in lieu of receiving any liquidation preference in respect of such Series B Preferred Stock upon such Change in
Control, continue to hold the Series B Preferred Stock in any surviving entity resulting from such Change in Control or, in the case of a sale of the Company's assets which results in a Change in Control, the entity purchasing such assets;
or (c) within sixty days after the date of the Change in Control, request, in lieu of receiving the Change in Control Consideration, that the Company redeem, out of funds lawfully available for the redemption of shares, the Series B
Preferred Stock for an amount in cash equal to the liquidation preference as of the redemption date and after giving effect to the Change in Control; provided, that the Company may, in lieu of making the redemption so requested, effect a
Remarketing, as described below. With respect to Series B Preferred Stock,
"Change in Control Consideration" means the shares of stock, securities, cash or other property issuable or payable (as part of any reorganization, reclassification, consolidation, merger or sale in connection with the Change in
Control) with respect to or in exchange for such number of outstanding shares of
Common Stock as would have been received upon conversion of the Series B
Preferred Stock at the Conversion Price (as defined below) for such Series B
Preferred Stock then in effect.

     If the Company elects to effect a Remarketing (as discussed above), the
Company will

adjust the dividend rate on the Series B Preferred Stock to the rate (as of the date of the Remarketing) necessary in the opinion of a nationally recognized investment banking firm to allow such bank to resell all of the Series B
Preferred Stock on behalf of all holders who have delivered a redemption request
(such resale, the "Remarketing") at a price of not less than 100% (after deduction of such investment bank's fees) of the liquidation preference then in effect.

     The Series B Holders will have the right, at any time and from time to time, at their option, to convert any or all of its shares of Series B Preferred
Stock, in whole or in part, into fully paid and non-assessable shares of Common
Stock at the conversion price equal to $32.00, subject to adjustment as set forth in the Series B Certificate of Designations (as adjusted from time to time, the "Conversion Price"). The number of shares of Common Stock into which a share of the Series B Preferred Stock will be convertible will be determined by dividing the liquidation preference in effect at the time of conversion, by the
Conversion Price in effect at the time of conversion. The Company will have the right to require the Series B Holders, at the Company's option, to convert the shares of Series B Preferred Stock, in whole or in part (on a pro rata basis), into fully paid and non-assessable shares of Common Stock at the Conversion
Price, but only if (A) the Registration Statement has been declared effective and continues to be effective, (B) the average market price of the Common Stock for each trading day during a period of 30 consecutive trading days ended within
10 days prior to the date the Company exercises this option exceeds 175% of the
Conversion Price and (C) the market price of the Common Stock during such period exceeds 175% of the Conversion Price for 15 consecutive trading days during that period. The number of shares of Common Stock into which a share of the Series B
Preferred Stock will be convertible will be determined by dividing the liquidation preference in effect at the time of conversion by the Conversion
Price in effect at the time of conversion.

     The Series B Holders will be entitled to vote with the holders of the
Common Stock on all matters submitted for a vote of holders of Common Stock
(voting together with the holders of Common Stock as one class) and will be entitled to a number of votes equal to the number of votes to which shares of
Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date. Also, so long as at least one-third of the aggregate outstanding shares of Series B Preferred Stock issued prior to the date of determination remain outstanding, the Company will be prohibited from taking certain actions specified in the Series B Certificate of Designations (including certain amendments to the Company's By-Laws or
Certificate of Incorporation, the issuance of any securities ranking senior to or on parity with the Series B Preferred Stock and the incurrence of indebtedness in excess of certain financial ratios) without the Company obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series B
Preferred Stock.

     The shares of Series C Preferred Stock expected to be issued to Warburg
Pincus pursuant to the Equity Purchase Agreement will be redeemable non-voting securities that will be

mandatorily convertible into Series B Preferred Stock and Common Stock, as more fully described below. The Base Liquidation Value of the Series B Preferred
Stock will be $1,000.00 per share (the "Original Liquidation Value"), which amount will accrete at 3.50% per annum, compounded annually, from the Funding
Date, provided that such rate will increase to 5.00% as of the seventh month anniversary of the Funding Date and will thereafter increase at the end of each successive six month period by adding 50 basis points to the rate then in effect if any shares of Series C Preferred Stock are then in effect, plus any accrued but unpaid dividends thereon. In the event of a Change in Control (as defined in the Series C Certificate of Designations) prior to the fifth anniversary of the
Funding Date providing for the payment of an amount per share of Common Stock below the applicable Change in Control Threshold Price (as defined in the Series
C Certificate of Designations), the liquidation preference will automatically increase to the amount to which it would have accreted up until the date of such
Change of Control had the accretion rate been 10% per annum during such period, plus any declared but unpaid dividends. From and after the fifth anniversary of the Funding Date, the liquidation value will be the Base Liquidation Value, less the Base Liquidation Value on the fifth anniversary of the Funding Date, plus
$2,100.00 per share. Otherwise, the liquidation preference will be the Base
Liquidation Value. The liquidation preference is generally subject to adjustment in the event the Company undertakes a business combination or other extraordinary transaction, or the Company is liquidated or dissolved.

     Holders ("Series C Holders") of the outstanding shares of Series C
Preferred Stock will have the right to participate equally and ratably with the holders of shares of Common Stock and holders of shares of Series B Preferred
Stock in all dividends and distributions paid on the Common Stock. Additionally, beginning with the three-month period ending three months after the five year anniversary of the Funding Date, the Series C Holders will be entitled to receive quarterly dividends equal to 9.5% of the Base Liquidation Value then in effect. If the Company fails to pay this dividend in a given period, the dividend rate will be increased to 10.0% of the Base Liquidation Value in subsequent quarterly periods until the quarterly period following the date on which all such prior dividends have been paid in full.

     Upon a Change in Control, Series C Holders may, at their election: (a) if the Conversion Approval (as defined below) has been obtained, convert the Series
C Preferred Stock into Common Stock and receive the Change in Control
Consideration upon conversion; (b) exercise the special redemption rights described below; (c) in lieu of receiving any liquidation preference in respect of such Series C Preferred Stock upon such Change in Control, continue to hold the Series C Preferred Stock in any surviving entity resulting from such Change in Control or, in the case of a sale of the Company's assets which results in a
Change in Control, the entity purchasing such assets; or (d) within sixty days after the date of the Change in Control, request, in lieu of receiving the
Change in Control Consideration, that the Company redeem, out of funds lawfully available for the redemption of shares, the Series C Preferred Stock for an amount in cash equal to the liquidation preference as of the redemption date and after giving effect to the Change in Control; provided, that the Company may, in lieu of making the redemption so requested, effect a Remarketing, as described below. With respect to Series C Preferred Stock, "Change in Control
Consideration" means the shares of stock, securities, cash or other property issuable or payable (as part of any reorganization, reclassification, consolidation, merger or sale in connection with the Change in Control) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series C Preferred Stock (or conversion of the Series B Preferred Stock into which the Series C Preferred
Stock is convertible) at the Conversion Price (as defined below) for such Series
C Preferred Stock then in effect.

     If the Company elects to effect a Remarketing, the Company will adjust the dividend rate on the Series C Preferred Stock to the rate (as of the date of the
Remarketing) necessary in the opinion of a nationally recognized investment banking firm to allow such bank to resell all of the Series C Preferred Stock on behalf of all holders who have delivered a redemption request (such resale, the
"Remarketing") at a price of not less than 100% (after deduction of such investment bank's fees) of the liquidation preference then in effect.

     Upon receipt by the Company of both (1) shareholder approval of the mandatory conversion of Series C Preferred Stock into Series B Preferred Stock and Common Stock (the "Conversion Approval") and (2) (A) shareholder approval of the proposed charter amendment to the Company's Certificate of Incorporation
(the "Charter Amendment Approval") or (B) written waivers of the requirement to receive the Charter Amendment Approval from holders of a majority of the then outstanding shares of Series C Preferred Stock (provided that such waivers will be deemed to have been granted if the Conversion Approval has been obtained but the Charter Amendment Approval has not been approved from and after the 31 month anniversary of the Funding Date) then each share of Series C Preferred Stock shall automatically convert into a number of shares of fully paid and non-assessable shares of both (x) Series B Preferred Stock and (y) Common Stock.
The number of shares of Series B Preferred Stock into which a share of Series C
Preferred Stock is convertible will be determined by multiplying the liquidation preference in effect at the time of conversion by 0.857143 and dividing by
$1,000.00. The number of shares of Common Stock into which a share of Series C
Preferred Stock will be convertible will be determined by multiplying the
Original Liquidation Value in effect at the time of conversion by 0.142857 and dividing by the mandatory conversion price of $30.00 (subject to adjustment as set forth in the Series C Certificate of Designations).

     The proposed charter amendment provides that the restrictions on transactions with related parties in the Company's Certificate of Incorporation would not apply to Warburg Pincus and its affiliates, except that during the first five years after the Funding Date and if the standstill described above applies, Warburg Pincus will be subject to the related party restrictions if, together with its affiliates and associates, it beneficially owns more than 35%
of the voting stock of the Company.

     From and after the seven month anniversary of the consummation of the AHI
Acquisition, each Series C Holder will have the right, at any time and from time to time, at such holder's option, to require the Company to redeem any or all of such holder's shares of Series C Preferred Stock, in whole or in part, at a price per share of Series C Preferred Stock equal to (x)

the liquidation value in effect on such special redemption date multiplied by
(y) the market price of a share of Common Stock on the date such holder transmits to the Company the notice required by the Series C Certificate of
Designations divided by (z) the special redemption price, initially equal to
$31.71 and to be reduced by 10% as of the seventh month of the Funding Date
(subject to adjustment as set forth in the Series C Certificate of Designations)
(the "Special Redemption Price").

     From and after the fifth anniversary of the Funding Date, the Company will have the right, at its option, to redeem outstanding shares of Series C
Preferred Stock, from time to time, in whole or in part (on a pro rata basis), at a price per share of Series C Preferred Stock equal to (x) the liquidation preference on the special redemption date multiplied by (y) the market price of a share of Common Stock on the date on which the Company transmits to the holders of shares of Series C Preferred Stock to be redeemed the notice required by Series C Certificate of Designations divided by (z) the Special Redemption
Price, but only if at the time the Company exercises this option, (A) the average market price of the Common Stock for each trading day during a period of
30 consecutive trading days ended within 10 days prior to the date the Company exercises this option exceeds 210% of the conversion price and (B) the market price of the Common Stock during such period exceeds 210% of the conversion price for 15 consecutive trading days during the period referred to in clause
(A).

     The Series C Holders will not be entitled to vote on matters submitted to the holders of the Company's Common Stock and Series B Preferred Stock. However,
so long as at least one-third of the aggregate outstanding shares of Series C
Preferred Stock issued prior to the date of determination remain outstanding, the Company will be prohibited from taking certain actions specified in the
Series C Certificate of Designations (including certain amendments to the
Company's By-Laws or Certificate of Incorporation, the issuance of any securities ranking senior to or on parity with the Series C Preferred Stock and the incurrence of indebtedness in excess of certain financial ratios) without the Company obtaining the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series C Preferred Stock.

     Copies of the Equity Purchase Agreement, the Form of Series B Certificate
of Designations and the Form of Series C Certificate of Designations are
attached to this report as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Equity Investment Financing is not intended to be complete and is qualified in its entirety by the complete texts of the Equity
Purchase Agreement, the Series B Certificate of Designations and the Series C
Certificate of Designations.

DEBT FINANCING

     The Company has also received a Commitment Letter, dated September 19, 2004
(the "Commitment Letter"), from Citicorp USA, Inc. (together with its affiliates, "Citigroup") and Canadian Imperial Bank of Commerce (together with its affiliates, "CIBC") to provide senior

                                       10

secured credit facilities to finance the AHI Acquisition, certain related costs and for other corporate purposes (the "Debt Financing"). Pursuant to the
Commitment Letter, Citigroup and CIBC will provide the Company with up to
$1,050,000,000 in the aggregate of loans and other financial accommodations consisting of a senior secured term loan facility in an aggregate principal amount of $850,000,000 (the "Term Facility") and a senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000 (the
"Revolving Facility" and together with the Term Facility, the "Senior Secured
Facilities"). The Revolving Facility will include a sublimit of up to an aggregate of $150,000,000 in letters of credit and a sublimit of up to an aggregate of $35,000,000 in swing line loans.

     The Commitment Letter provides for the following principal terms of the
Senior Secured Facilities:

     o    The full amount of the Term Facility must be drawn in a single drawing on the date on which the AHI Acquisition is consummated and applied, among other things, to consummate the AHI Acquisition, repay or refinance the Company's existing indebtedness under the Existing
          Credit Agreement, certain other existing indebtedness of the Company and certain existing indebtedness of AHI, and pay certain other transaction-related costs and expenses.

     o    Amounts repaid under the Term Facility may not be reborrowed.

     o    The Term Facility will mature on the date that is seven years after the date on which the AHI Acquisition is consummated; provided, however, that in the event requisite shareholder approval is not obtained with respect to the conversion of the Series C Preferred
          Stock of the Company to be issued in connection with the Equity
          Investment Financing, then the Term Facility will mature on the date that is six and one-half years after the date on which the AHI
          Acquisition is consummated.

     o    The proceeds of loans made under the Revolving Facility will be used by the Company for working capital and other general corporate purposes (including, without limitation, certain permitted acquisitions).

     o    Loans under the Revolving Facility will be made available on and after the closing of the AHI Acquisition and until the termination date of the Revolving Facility, which is 5 years after the date on which the
          AHI Acquisition is consummated.

     o    The obligations of the Company and each of its subsidiaries that act as guarantors (each, a "Guarantor") in respect thereof will be secured by substantially all of the assets and properties of the Company and each Guarantor, including, but not limited to, (i) a first priority perfected pledge of (x) all notes owned by the Company and the
          Guarantors and (y) all capital stock owned by the Company

                                       11

          and the Guarantors (but (I) not more than 65% of the voting capital stock of their respective directly owned foreign subsidiaries and (II)
          none of the capital stock of their respective indirectly owned foreign subsidiaries unless such capital stock is owned directly by another domestic Guarantor) and (ii) a first-priority perfected security interest in all other assets owned by the Company and the Guarantors.

     o    Loans under the Senior Secured Facilities will bear interest, at the option of the Borrower, at one of the following rates:

          o    the Applicable Margin (as defined in the Commitment Letter) plus the Base Rate (as defined in the Commitment Letter), payable quarterly in arrears; or

          o    the Applicable Margin plus the current LIBOR rate as quoted by
               Citigroup, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions for interest periods of one, two, three or six months (or, if available to all lenders, nine or twelve months, payable at the end of the
               relevant interest period, but in any event at least quarterly.

The commitments contained in the Commitment Letter are subject to usual and customary conditions and there can be no guarantee that the Company will consummate the Senior Secured Facilities or that if it does they will be on the same terms as set forth above.

     A copy of the Commitment Letter is attached to this report as Exhibit 10.5 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Commitment Letter and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Commitment Letter.

                                       12

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet
          Arrangement of Registrant

     The information provided under the headings "Agreement to Acquire American
Household, Inc.", "Equity Investment Financing" and "Debt Financing" in Item
1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

     As described in Item 1.01 of this Current Report on Form 8-K, on September
19, 2004 the Company agreed to issue (i) 128,571 shares of its Series B
Preferred Stock; (ii) 200,000 shares of its Series C Preferred Stock; and (iii)
714,286 shares of its Common Stock to Warburg Pincus. The Securities are
intended to be issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. The purchaser of the Securities has represented to the Company that such entity is an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Securities are being acquired for investment.

Item 3.03 Material Modifications to Rights of Security Holders

     If the Series B Preferred Stock and the Series C Preferred Stock are issued in connection with the Equity Investment Financing, the rights of the holders of
Common Stock will be limited by such issuances. Each of the Series B Preferred
Stock and Series C Preferred Stock will, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Company, rank senior and prior to the Common Stock. If the
Company, among other things, fails to pay dividends to the Series B Holders or
Series C Holders in accordance with the Series B Certificate of Designations or
Series C Certificate of Designations, respectively, then the Company will not be permitted to make any dividend payments or other distributions to holders of junior securities, including the Common Stock.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit          Description
-------          -----------

10.1             Securities Purchase Agreement, dated as of September 19, 2004, by and among American Household, Inc., Jarden Corporation,
                 Morgan Stanley Senior Funding, Inc., Wachovia Bank National
                 Association, Banc of America Strategic Solutions, Inc., Jerry
                 W. Levin, 1st Trust & Co. FBO, Jerry W. Levin, Rollover, 1st
                 Trust & Co. FBO, Jerry W. Levin, IRA SEP and Abby L. Levin
                 Trust.

                                       13

Exhibit          Description
-------          -----------

10.2             Purchase Agreement, dated as of September 19, 2004, between
                 Jarden Corporation and Warburg Pincus Private Equity VIII, L.P.

10.3             Form of Certificate of Designations, Preferences and Rights of
                 Series B Convertible Participating Preferred Stock of Jarden
                 Corporation.

10.4             Form of Certificate of Designations, Preferences and Rights of
                 Series C Mandatory Convertible Participating Preferred Stock of
                 Jarden Corporation.

10.5             Commitment Letter from Citicorp USA, Inc. and Canadian Imperial
                 Bank of Commerce to Jarden Corporation, dated September 19,
                 2004.

99.1             Press release, dated September 20, 2004, of Jarden Corporation.

                                       14

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2004

                                         JARDEN CORPORATION

                                         By: /s/ Desiree DeStefano
                                             -----------------------------------
                                             Name:  Desiree DeStefano
                                             Title: Senior Vice President

                                       15